UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Mitcham Industries, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MITCHAM INDUSTRIES, INC.

8141 SH 75 SOUTH

P.O. BOX 1175

HUNTSVILLE, TEXAS 77342-1175

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 25, 2013

June 7, 2013

To our Shareholders:

We will hold the Annual Meeting of Shareholders of Mitcham Industries, Inc., a Texas corporation, on Thursday, July 25, 2013, at our principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340 at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to:

1.	Elect six individuals to serve on our Board of Directors until the next annual meeting of shareholders, each until their respective successors are duly elected and qualified;

2.	Approve, on an advisory basis, Named Executive Officer compensation;

3.	Adopt an amendment and restatement (the “Amendment”) to the Mitcham Industries, Inc. Stock Awards Plan, as amended (the “Plan”);

4.	Re-approve the material terms of the Plan as amended by the Amendment (the “Amended Plan”) pursuant to Section 162(m) of the Internal Revenue Code;

5.	Ratify the selection by the Audit Committee of our Board of Directors of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014; and

6.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has established the close of business on May 28, 2013 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held July 25, 2013, and any adjournment or postponement thereof.

A list of shareholders will be available for inspection at our Annual Meeting, and during normal business hours at least ten days prior thereto, at our offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340.

Even if you plan to attend the Annual Meeting, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or use the telephone or Internet voting.

Sincerely,

Billy F. Mitcham, Jr.

President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 25, 2013.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2013 are available at www.proxyvote.com

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MITCHAM INDUSTRIES, INC.

8141 SH 75 South

P.O. Box 1175

Huntsville, Texas 77342-1175

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 25, 2013

SOLICITATION OF PROXIES

Purpose, Place, Date and Time

This proxy statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of Mitcham Industries, Inc., a Texas corporation, of proxies from the holders of record of our common stock, par value $0.01 per share, at the close of business on May 28, 2013, for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340 at 9:00 a.m., local time, on Thursday, July 25, 2013, and any adjournment or postponement thereof. You can find directions to the Annual Meeting by visiting our website at http://www.mitchamindustries.com and clicking on the “Investor Relations” link.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report for the fiscal year ended January 31, 2013 (“2013 Annual Report”) are being mailed together on or about June 7, 2013 to each of our shareholders entitled to notice of and to vote at the Annual Meeting.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (1) the election of each of the six individuals nominated for election as directors; (2) the advisory vote to approve Named Executive Officer compensation; (3) the approval of the Amendment to the Plan; (4) re-approval of the material terms of the Amended Plan; (5) the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm by our Audit Committee for the fiscal year ending January 31, 2014; and (6) as recommended by our Board with regard to any other matters that properly come before the Annual Meeting, or if no recommendation is given, at the discretion of the appointed proxies.

Expenses of Solicitation

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our shareholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Broadridge Investor Communication Solutions, Inc. to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $17,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Shareholders Sharing the Same Last Name and Address

We are sending only one copy of our proxy statement and 2013 Annual Report to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy statement and 2013 Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, or call us at 936-291-2277. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

VOTING OF SECURITIES

Record Date; Shareholders Entitled to Vote

Our Board has fixed the close of business on May 28, 2013 as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on May 28, 2013, there were 12,793,235 issued and outstanding shares of common stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

For a period of at least 10 days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340.

Quorum; Discretionary Authority

Our Third Amended and Restated Bylaws provide that a majority of the outstanding shares of common stock entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business. Consequently, holders of at least 6,396,618shares of our common stock must be present either in person or by proxy to establish a quorum for the Annual Meeting. If less than a quorum is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of common stock represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

Abstentions and Broker Non-Votes; Vote Required

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when shareholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the shareholders are voting.

If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

At the Annual Meeting, brokers will not have discretionary authority to vote on Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation), Proposal 3 (Approval of the Amendment to the Plan) and Proposal 4 (Re-approval of the Material Terms of the Amended Plan) in the absence of timely instructions from the beneficial owners; however, brokers will have discretionary authority to vote on Proposal 5 (Ratification of Selection of Independent Registered Public Accounting Firm).

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Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote on the election of a director.

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Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation):  Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on our company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or our Board. However, the views of our shareholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3 (Approval of the Amendment to the Plan):  Approval of the Amendment to the Plan requires the affirmative vote of the holders of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

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Proposal 4 (Re-approval of the Material Terms of the Amended Plan):  Re-approval of the material terms of the Amended Plan requires the affirmative vote of the holders of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

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Proposal 5 (Ratification of Selection of Independent Registered Public Accounting Firm):  Ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014 requires the affirmative vote of the holders of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

Revocation of Proxies

If you are a registered shareholder (meaning your shares are registered directly in your name with our transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the Internet, (3) sending a written notice of revocation by mail to P.O. Box 1175, Huntsville, Texas 77342-1175 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name shareholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures.

CORPORATE GOVERNANCE

The following sections summarize information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

General

We are committed to sound corporate governance principles. To evidence this commitment, our Board has adopted charters for its committees and a Code of Ethics. These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at http://www.mitchamindustries.com or in print, free of charge, to any shareholder who requests it by contacting us by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Corporate Secretary, or by telephone (936) 291-2277. Our Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and our Corporate Controller, to ensure that our business is conducted in a legal and ethical manner.

All of our directors, officers and employees are required to certify their compliance with the Code of Ethics. The Code of Ethics requires that any exception to or waiver for an executive officer or director be made only by our Board and disclosed as required by law and the listing standards of The NASDAQ Stock Market LLC (the “NASDAQ Listing Standards”). To date, we have neither received any requests for, nor granted, waivers of the Code of Ethics for any of our executive officers or directors.

Among other things, the Code of Ethics addresses:

—	conflicts of interest;

—	insider trading;

—	record keeping and questionable accounting or auditing matters;

—	corporate opportunities;

—	confidentiality;

—	competition and fair dealing;

—	protection and proper use of our company assets; and

—	reporting of any illegal or unethical behavior.

It is our policy that there shall be no acts of retaliation, intimidation, threat, coercion or discrimination against any individual for truthfully reporting, furnishing information or assisting or participating in any manner in an investigation, compliance review or other activity related to the administration of the Code of Ethics.

Our Board

Determination of Director Independence

As required under the NASDAQ Listing Standards, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered public accounting firm. Based on this evaluation, our Board has determined that John F. Schwalbe, R. Dean Lewis, Robert J. Albers and Peter H. Blum are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Schwalbe, Lewis, Albers and Blum constitute a majority of the members of our Board.

Billy F. Mitcham, Jr. is not independent because he currently serves as our President and Chief Executive Officer. Robert P. Capps is not independent because he currently serves as our Executive Vice President of Finance and Chief Financial Officer.

Attendance at Board and Committee Meetings

During the fiscal year ended January 31, 2013, our Board held five meetings. Each individual serving as a director during such period attended all meetings of our Board and the Board committees on which he served during the fiscal year.

Attendance at Annual Meetings

Our policy is to encourage our directors to attend the annual meetings of our shareholders. All nominees who are currently serving as directors attended the annual meeting of our shareholders in July 2012.

Leadership Structure and Role in Risk Oversight

Our Board separated the positions of Chairman of our Board and Chief Executive Officer in 2004 and elected Peter H. Blum, a non-employee independent director, as our Chairman, and Billy F. Mitcham, Jr. as our President and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for our company at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, environmental and regulatory risks, and others, such as the impact of competition, technological changes and weather conditions. Management is responsible for the day-to-day management of risks our company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top” and that full and open communication between management and our Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our President and Chief Executive Officer and other senior officers to discuss strategy and risks facing our company. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Each quarter, our Board receives presentations from senior management on strategic matters involving our operations.

While our Board is ultimately responsible for risk oversight at our company, each of our Board committees assists our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NASDAQ Listing Standards, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Strategic Planning Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our long-term strategy development and implementation.

Shareholder Communications with Our Board

Our Board welcomes communications from our shareholders. Shareholders may send communications to our Board, or any director in particular, by contacting us by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Corporate Secretary or via e-mail through our website at http://www.mitchamindustries.com. Each communication must (1) identify the sender, (2) identify the applicable director(s) and (3) contain the information necessary to enable the director(s) to contact the sender. Our Corporate Secretary will relay this information to the applicable director(s) and request that the sender be contacted as soon as possible.

Committees of Our Board

As of the date of this proxy statement, our Board has standing Audit, Compensation, Strategic Planning and Nominating Committees. Our Board, in its business judgment, has determined that each committee, other than the Strategic Planning Committee, is comprised entirely of independent directors as currently required under the NASDAQ Listing Standards and applicable rules and requirements of the Securities and Exchange Commission. Each committee is governed by a written charter approved by the full Board.

Audit Committee

The Audit Committee has been established to assist our Board in:

—	overseeing the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;

—	overseeing our compliance with legal and regulatory requirements;

—	overseeing the independent registered public accounting firm’s qualifications, independence and performance;

—	overseeing our systems of internal controls regarding finance, accounting and legal compliance that our management and our Board have established;

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facilitating an open avenue of communication among the registered independent accountants, financial and senior management, and our Board, with the registered independent accountants being accountable to the Audit Committee; and

—	performing such other duties as directed by our Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and external registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S.”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the U.S. and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

During the fiscal year ended January 31, 2013, the Audit Committee held six meetings. The Audit Committee currently consists of Messrs. Schwalbe (Chairman), Lewis and Albers. Our Board has determined that all members of the Audit Committee are independent as that term is defined in the NASDAQ Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each member of the Audit Committee is financially literate and that Mr. Schwalbe has the necessary accounting and financial expertise to serve as chairman. Further, our Board has determined that Mr. Schwalbe is an “audit committee financial expert” following a determination that Mr. Schwalbe met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations. For information regarding Mr. Schwalbe’s business experience, see “Proposal 1 — Election of Directors — Information About Director Nominees. The report of the Audit Committee appears under the heading “Audit Committee Report” below.

Compensation Committee

Pursuant to its charter, the purposes of our Compensation Committee are to:

—	review, evaluate and approve the agreements, plans, policies and programs to compensate our officers and directors;

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review and discuss with our management the Compensation Discussion and Analysis to be included in the proxy statement for our annual meeting of shareholders and to determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

—	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

—	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

—	perform such other functions as our Board may assign to the committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers. In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by the Compensation Committee’s outside compensation consultant, if a consultant has been engaged by the Compensation Committee.

The Compensation Committee works with the management team and our Chief Executive Officer to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

—	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

—	evaluating employee performance;

—	establishing our business goals; and

—	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officer is instrumental to this process. Specifically, our Chief Executive Officer assists the Compensation Committee by:

—	providing background information regarding our business goals;

—	annually reviewing performance of each of our executive officers (other than himself); and

—	recommending compensation arrangements and components for our executive officers (other than himself).

Our other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our Chief Executive Officer.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executive officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms. Beginning in March 2010, the Compensation Committee has engaged Longnecker & Associates (the “Consultant”) annually to assist in evaluating and designing the compensation program for our executive officers and directors. The Consultant is engaged directly by the Compensation Committee and does not provide any other services to us outside of matters pertaining to executive officer and director compensation. The Consultant reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by the Consultant and the directions given to the Consultant regarding the performance of such services. Services performed by the Consultant for the Compensation Committee during fiscal 2013 included evaluating levels of executive officer and director compensation as compared to general market compensation data and peer group data (as discussed below), evaluating proposed compensation programs or changes to existing programs, providing information on current executive compensation trends, and providing updates on applicable legislative matters.

For the last completed fiscal year, the Compensation Committee determined that the Consultant was independent of management (and continues to be independent of management) and therefore, the Consultant was able to provide (and continues to be able to provide) the Compensation Committee independent and objective advice. Accordingly, the Compensation Committee determined that the services provided by the Consultant to the Compensation Committee for the last completed fiscal year did not give rise to any conflicts of interest. The Compensation Committee made these determinations by assessing the independence of the Consultant under the six independence factors adopted by the SEC and incorporated into the NASDAQ Listing Standards. Further, in making this assessment, the Compensation Committee considered the Consultant’s written correspondence to the Compensation Committee that affirmed the independence of the Consultant and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

Together with management and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination.

To the extent permitted by applicable law, the Compensation Committee may form and delegate some or all of its authority under its charter to subcommittees when it deems such action appropriate.

During the fiscal year ended January 31, 2013, the Compensation Committee held two meetings. The Compensation Committee currently consists of Messrs. Schwalbe, Lewis, Albers and Blum (Chairman). The report of the Compensation Committee appears under the heading “Compensation Committee Report” below.

Strategic Planning Committee

The purpose of the Strategic Planning Committee, as stated in its charter, is to assist our Board and the Chief Executive Officer in their oversight of our long-term strategy development and implementation. In fulfilling this role, from time to time, the Strategic Planning Committee reviews with management the key issues, options and external developments impacting the our strategy. In addition, the committee monitors enterprise risks that may affect us and assists management in addressing such risks in our strategic plan.

During the fiscal year ended January 31, 2013, the Strategic Planning Committee did not meet. The Strategic Planning Committee currently consists of Messrs. Mitcham, Capps, Lewis, Blum and Albers. Through July 2012, Mr. Albers served as Chairman. Subsequent to July 2012, Mr. Blum has served as Chairman of the Strategic Planning Committee.

Nominating Committee

The purposes of the Nominating Committee, as stated in its charter, include the following:

—	identifying individuals qualified to become Board members;

—	recommending to our Board the persons to be nominated by our Board for election as directors at the annual meeting of shareholders; and

—	performing such other functions as our Board may assign to the committee from time to time.

During the fiscal year ended January 31, 2013, the Nominating Committee did not meet. The Nominating Committee currently consists of Messrs. Schwalbe, Lewis and Blum (Chairman).

Director Nomination Process

The Nominating Committee is responsible for establishing criteria for selecting new directors, actively seeking individuals to become directors and recommending such individuals to our Board. In seeking candidates for our Board, the Nominating Committee will consider the entirety of each candidate’s credentials. Currently, the Nominating Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. However, while the Nominating Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character. As set forth above, the Nominating Committee may consider diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

The Nominating Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating Committee or shareholder recommendations, provided that the procedures set forth below are followed. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a shareholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating Committee may consider previous experience as a member of our Board.

Shareholders or a group of shareholders may recommend potential candidates for consideration by the Nominating Committee by sending a written request to our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175. For additional information regarding the submission of shareholder recommendations, see “Shareholder Proposals and Director Nominations.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of Mitcham Industries, Inc. or any of its subsidiaries or had any substantial business dealings with Mitcham Industries, Inc. or any of its subsidiaries. None of our executive officers are now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee or our Board.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been presented to our Board at the recommendation of management. Recognizing that related person transactions involving our company present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), our Board has adopted a formal written process for reviewing, approving and ratifying transactions with related persons, which is described below.

General

Under the policy, any “Related Person Transaction” may be consummated or may continue only if:

—

the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

—	the transaction is approved by the disinterested members of our Board; or

—	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

—	a senior officer (which includes, at a minimum, each executive vice president and Section 16 officer) or director;

—	a shareholder owning more than 5% of our company (or its controlled affiliates);

—	a person who is an immediate family member of a senior officer or director; or

—	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of that entity.

For these purposes, a “Related Person Transaction” is a transaction between our company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

—	transactions available to all employees generally; and

—	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

Our Board has determined that the Audit Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Person Transactions to be entered into for that calendar year, including the proposed aggregate value of the transactions (if applicable). After review, the Audit Committee approves or disapproves the transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change applicable to those proposed transactions.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, the transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification is not forthcoming, management makes all reasonable efforts to cancel or annul the transaction.

Corporate Opportunity

Our Board recognizes that situations exist where a significant opportunity may be presented to management or a member of our Board that may equally be available to our company, either directly or by referral. Before the opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), the opportunity must be presented to our Board for consideration.

Disclosure

All Related Person Transactions are to be disclosed in our applicable filings as required by the Securities and Exchange Commission’s rules and regulations. Furthermore, all Related Person Transactions are to be disclosed to the Audit Committee, and any material Related Person Transaction are to be disclosed to our Board.

Other Agreements

Management assures that all Related Person Transactions are approved in accordance with any requirements of our financing agreements.

Transactions

Since the beginning of the fiscal year ended January 31, 2013, we have not participated in (or proposed to participate in) any transactions with Related Persons except as described below. Each of these Related Person Transactions was approved under our policy for reviewing Related Person Transactions.

Transactions with Mitcham Family Members

In May 2012, Garrett Sprott was appointed our Corporate Asset Manager, which appointment was approved by the Audit Committee. He is the adult stepson of Billy F. Mitcham, Jr., our President and Chief Executive Officer. Prior to May 2012, Mr. Sprott worked part-time for us in a variety of operational and administrative support roles over a period of approximately five years. For fiscal 2013, Mr. Sprott was paid a salary of $74,158 and earned a discretionary cash bonus award of $6,190. He received no other incentive or equity awards during the year. All amounts paid to Garrett Sprott for fiscal 2013 were approved by the Compensation Committee. For fiscal 2014, it is anticipated that Garrett Sprott will be paid a salary of $75,000 and may earn discretionary cash bonus awards. Such amounts, if any, will be determined by the Compensation Committee.

Debra Mitcham is employed by us in a marketing and operations role. She is the spouse of Billy F. Mitcham, Jr., our President and Chief Executive Officer. During fiscal 2013, Debra Mitcham was paid a salary of $106,700 and earned a discretionary cash bonus award of $16,700. She received no other incentive or equity awards during the year. All amounts paid to Debra Mitcham for fiscal 2013 were approved by the Compensation Committee. For fiscal 2014, it is anticipated that Debra Mitcham will be paid a salary of $110,000 and may earn discretionary cash bonus awards. Such amounts, if any, will be determined by the Compensation Committee.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and the written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) were timely made for the fiscal year ended January 31, 2013.

Principal Holders of Securities

The following table sets forth the beneficial ownership of the outstanding shares of common stock as of May 28, 2013 with respect to each person, other than our directors and officers, who we know to be the beneficial owner of more than 5% of our issued and outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class(2)
Ariel Investments, LLC	2,481,998	(3)	19.4%
200 E. Randolph Drive Suite 2900 Chicago, IL 60601
Dimensional Fund Advisors LP	692,146	(4)	5.4%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Wellington Management Company, LLP	1,424,915	(5)	11.1%
280 Congress Street Boston, MA 02210

(1)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 28, 2013 if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 12,793,235 at May 28, 2013 unless otherwise indicated.

(3)	Based solely on a Schedule 13G/A as of December 31, 2012 and filed on January 1, 2013 with the Securities and Exchange Commission. According to the Schedule 13G/A, Ariel Investments, LLC had sole voting power over 1,605,633 shares of our common stock and sole dispositive power over 2,053,277 shares of our common stock. Based on a Form 13F filed on May 14, 2013 reporting stock ownership as of March 31, 2013, Ariel Investments, LLC had sole voting power over 1,920,243 shares of our common stock and sole dispositive power over 2,481,998 shares of our common stock.

(4)	Based solely on a Schedule 13G/A as of December 31, 2012 and filed on February 11, 2013 with the Securities and Exchange Commission. According to the Schedule 13G/A, Dimensional Fund Advisors LP had sole voting power over 667,471 shares of our common stock and sole dispositive power over 681,627 shares of our common stock. Based on a Form 13F filed on May 14, 2013 reporting stock ownership as of March 31, 2013, Dimensional Fund Advisors LP had sole voting power over 667,171 shares of our common stock and shared dispositive power over 692,146 shares of our common stock.

(5)	Based solely on a Schedule 13G/A as of December 31, 2012 and filed on February 14, 2013 with the Securities and Exchange Commission. According to the Schedule 13G/A, Wellington Management Company, LLP had shared voting power over 990,070 shares of our common stock and shared dispositive power over 1,375,148 shares of our common stock. Based on a Form 13F filed on May 15, 2013 reporting stock ownership as of March 31, 2013, Wellington Management Company, LLP had sole voting power over 192,600 shares of our common stock, shared voting power over 847,237 shares of our common stock and sole dispositive power over 577,678 shares of our common stock.

Security Ownership of Management

The following table sets forth the beneficial ownership of common stock as of May 28, 2013 by: (1) each of the executive officers named in the Summary Compensation Table below, (2) each of our directors and director nominees and (3) all current directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes to the table.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares		Percent of Class(2)
Billy F. Mitcham, Jr.	736,475	(3)	5.6%
Peter H. Blum	700,936	(4)	5.4%
John F. Schwalbe	135,000	(5)	1.0%
R. Dean Lewis	102,500	(6)	*
Robert J. Albers	84,500	(7)	*
Paul Guy Rogers	111,477	(8)	*
Robert P. Capps	163,597	(9)	1.3%
Guy Malden	65,129	(10)	*
All current directors and executive officers as a group (8 persons)	2,099,614	(11)	15.0%

*	Less than 1%

(1)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 28, 2013 if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 12,793,235 at May 28, 2013 and shares which such individual has the right to acquire within 60 days of May 28, 2013.

(3)	Includes 3,100 shares owned by Mr. Mitcham’s spouse and 3,000 shares underlying exercisable options issued to Mr. Mitcham’s spouse. Also includes shares underlying exercisable options and options that will become exercisable within 60 days of May 28, 2013 (collectively, the “Exercisable Options”) to purchase an aggregate of 330,000 shares of common stock.

(4)	Includes 340,000 shares underlying Exercisable Options, 6,000 shares owned by Mr. Blum’s spouse’s individual retirement account and 6,500 shares owned by Mr. Blum’s minor son.

(5)	Includes 130,000 shares underlying Exercisable Options.

(6)	Includes 85,000 shares underlying Exercisable Options.

(7)	Includes 75,000 shares underlying Exercisable Options.

(8)	Includes 81,666 shares underlying Exercisable Options.

(9)	Includes 136,667 shares underlying Exercisable Options.

(10)	Includes 41,668 shares underlying Exercisable Options.

(11)	Includes 1,223,001 shares underlying Exercisable Options.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Six individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting, each until their respective successors are duly elected and qualified. Shareholders may not cumulate their votes in the election of our directors. Our Board has nominated the six individuals listed below to serve until our 2014 Annual Meeting of Shareholders. All of the director nominees are currently serving on our Board. Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described below in each director’s biographical information below.

The persons appointed as proxies in the enclosed proxy card will vote such proxy “FOR” the persons nominated for election to our Board, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board.

Our Board recommends a vote “FOR” the election of each of the director nominees identified below.

Information About Director Nominees

The following table sets forth the names and ages, as of May 28, 2013, of our current directors, each of whom is a director nominee. Our directors are elected annually and serve one-year terms or until their death, resignation or removal.

Name	Age	Positions Held	Director Since
Billy F. Mitcham, Jr.	65	Director, President and Chief Executive Officer	1987
Peter H. Blum	56	Non-Executive Chairman	2000
Robert P. Capps	59	Director, Executive Vice President of Finance and Chief Financial Officer	2004
R. Dean Lewis	70	Director	1995
John F. Schwalbe	69	Director	1994
Robert J. Albers	72	Director	2008

Billy F. Mitcham, Jr. has served as our President and Chief Executive Officer since our inception in 1987. From 1987 until July 2004, Mr. Mitcham also served as Chairman of our Board. Mr. Mitcham has more than 30 years of experience in the geophysical industry. From 1979 to 1987, he served in various management capacities with Mitcham Associates, an unrelated equipment leasing company. From 1975 to 1979, Mr. Mitcham served in various capacities with Halliburton Services, primarily in oilfield services. As our President and CEO, Mr. Mitcham brings significant senior leadership and extensive industry and technical experience to our Board. Our Board believes that this experience enables Mr. Mitcham to effectively serve as a director.

Peter H. Blum was elected Non-Executive Chairman of our Board on July 8, 2004. Mr. Blum is Co-Chief Executive Officer and Co-President of Ladenburg Thalmann & Co., Inc., an investment banking firm, where he has been employed since 2004. Prior to 2004, Mr. Blum was a senior investment banker with various Wall Street firms. Mr. Blum started his career with Arthur Young & Co. as a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Wisconsin-Madison. Mr. Blum has over 25 years of experience as an investment banker in the energy industry during which time he provided consultation and advice to a variety of companies. He also has extensive experience in financial and capital markets. Our Board believes that Mr. Blum’s experience supports its efforts in overseeing and advising on corporate strategy and financial matters, enabling him to effectively serve as a director.

Robert P. Capps has been a member of our Board since July 2004. In June 2006, Mr. Capps was appointed as our Executive Vice President and Chief Financial Officer. From July 1999 until May 2006, he was the Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation , a publicly-held provider of defense electronics products. From 1996 to 1999, Mr. Capps was Executive Vice President and Chief

Financial Officer of Dynamex, Inc., a NASDAQ-listed supplier of same-day transportation services. Prior to his employment with Dynamex, Mr. Capps was Executive Vice President and Chief Financial Officer of Hadson Corporation, a New York Stock Exchange-listed energy company. Mr. Capps is a Certified Public Accountant and was formerly with Arthur Young & Co. Mr. Capps holds a Bachelor of Accountancy degree from the University of Oklahoma. Mr. Capps has over 35 years of financial experience, including more than 20 years as chief financial officer for several public companies, including ours. Our Board believes that Mr. Capps’ experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director.

R. Dean Lewis retired in 2011 as the Vice President of Finance and Administration at Sam Houston State University, a position he held since June 2008. From October 1995 to June 2008, he was the Dean of the Business School at Sam Houston State University. From 1987 to October 1995, Dr. Lewis was the Associate Dean and Professor of Marketing at Sam Houston State University. Prior to 1987, Dr. Lewis held a number of executive positions in the banking and finance industries. Dr. Lewis brings to our Board not only broad business experience and management expertise, but also a unique perspective gained from serving in various positions at a state university. Our Board believes that this experience enables Dr. Lewis to effectively serve as a director.

John F. Schwalbe has had a professional career in public accounting for more than 30 years. Mr. Schwalbe’s experience includes auditing of oil and gas exploration and production enterprises, school districts and various banking institutions. Prior to his retirement in 2007, Mr. Schwalbe was in private practice for more than 25 years, with a primary emphasis on tax planning, consultation and compliance. Mr. Schwalbe is a Certified Public Accountant and holds a Bachelor of Business Administration degree from Midwestern University. Our Board believes that Mr. Schwalbe’s extensive financial and accounting experience, including that related to the energy industry, enables him to effectively serve as a director.

Robert J. Albers was appointed to our Board in January 2008 based on the recommendation of the Nominating Committee. Mr. Albers currently manages Bob Albers Consulting whereby he acts as corporate management advisor to the management of the Sercel Group, a global manufacturer of geophysical equipment. From 1995 to 2002, he was Executive Vice President of Sercel, Inc. From 1990 to 1994, Mr. Albers served as Vice President and General Manager of Halliburton Geophysical Products. In 1982, he joined Geosource, Inc. and served as President and General Manager, Operations and Technology Group; from 1963 to 1982, he held various management and leadership roles at Chevron Oil Company. Mr. Albers holds a Bachelor of Science degree in Mining Engineering from Lehigh University. Mr. Albers has more than 30 years of experience as a manager and executive in the seismic industry. He possesses broad technical expertise in the seismic industry. Our Board believes that Mr. Albers’ significant senior leadership and industry-specific experience enables him to effectively serve as a director.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of May 28, 2013, of each of our executive officers. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

Name	Age	Positions Held
Billy F. Mitcham, Jr.	65	President and Chief Executive Officer
Robert P. Capps	59	Executive Vice President of Finance and Chief Financial Officer
Guy Malden	61	Executive Vice President of Marine Systems
Paul Guy Rogers	63	Vice President of Business Development

Billy F. Mitcham, Jr.’s biographical information may be located under “Proposal 1: Election of Directors — Information About Director Nominees.”

Robert P. Capps’ biographical information may be located under “Proposal 1: Election of Directors — Information About Director Nominees.”

Guy Malden has served as our Executive Vice President of Marine Systems since January 2004. Mr. Malden has over 35 years of experience in the geophysical industry and has been with Mitcham Industries since 2002. From 1999 to 2002, he served as Vice President of Operations for American International Exploration Group. From 1993 to 1999, he served in various management capacities with several seismic equipment manufacturers, most notably Syntron, Inc. From 1975 to 1993, Mr. Malden served in various field and management capacities with Geophysical Service Inc./Halliburton Geophysical Services. Mr. Malden holds a degree in Marine Geology from Long Island University.

Paul Guy Rogers has served as our Vice President of Business Development since October 2001. From February 1993 to September 2001, Mr. Rogers served as Senior Sales Representative with Geo Space LP, a worldwide manufacturer of geophysical equipment, with responsibilities for sales in the U.S. and Latin America. Mr. Rogers has more than 25 years of experience in the geophysical industry.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Program

Our business strategy is to meet the needs of the seismic industry by providing leasing services for a wide range of equipment and to provide technologically advanced solutions for marine seismic applications. To achieve this, we leverage one of our key strengths — the expertise of our executive officers.

Our executive compensation program is structured principally around one goal — attracting, motivating and retaining top executive talent with the requisite skills and experience to execute our business strategy. In addition, we believe our executive officers should be rewarded for performance that will result in increased shareholder value. We do not, however, utilize specific performance metrics in determining compensation. The Compensation Committee of our Board (for purposes of this Compensation Discussion and Analysis, the “Committee”) evaluates individual performance and considers overall company performance when determining selected elements of our executive compensation program. These elements consist primarily of base salaries, annual cash incentive payments and long-term equity-based incentives. The Committee combines the compensation elements for each executive officer in a manner that we believe optimizes the officer’s contribution to our company.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended January 31, 2013, as well as the other individuals included in the Summary Compensation Table, are referred to as “Named Executive Officers.”

Objectives of Our Executive Compensation Program

We have developed an executive compensation program that is designed to (1) develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term shareholder value. To achieve these goals, the Committee’s executive compensation decisions are based on the following principal objectives:

—	providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers that are key to our long-term success;

—	rewarding individual performance by ensuring a meaningful link between our operational performance and the total compensation received by our officers;

—	avoiding policies and practices that create risks that might have a material adverse effect on us; and

—	avoiding creation of an environment that might cause undue pressure to meet specific financial goals.

Implementing Our Objectives

Role of the Committee and Management

Our Board has entrusted the Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officer also plays an important role in the executive compensation process by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. However, all final decisions regarding our Named Executive Officers’ compensation remain with the Committee, and, in particular, company management has no involvement with the compensation decisions with respect to our Chief Executive Officer. Additional information regarding the role and authority of the Committee and management in the process for determining executive compensation is provided in this proxy statement in “Corporate Governance — Committees of Our Board — Compensation Committee.”

Determining Compensation

The Committee, which relies upon the judgment of its members in making compensation decisions, has established a number of processes to assist it in ensuring that our executive compensation program supports our objectives and company culture. Among those are total compensation review, competitive benchmarking and assessment of individual and company performance, which are described in more detail below.

Total Compensation Review and Competitive Benchmarking. At least annually, the Committee reviews each executive officer’s base salary, annual cash incentives and long-term equity-based incentives. In addition to these primary compensation elements, the Committee periodically reviews perquisites and other compensation as well as payments that would be required under employment agreements and our equity-based plans.

In April 2010, the Committee initially retained Longnecker and Associates (the “Consultant”) to assist in the review of our executive compensation practices. The Consultant has annually updated this analysis, most recently in April 2013. In conducting this review, the Consultant examined the compensation practices of a group of public companies that might be considered our peers and referred to a variety of published compensation surveys. The group of peer companies consisted of Bolt Technology Corporation, Dawson Geophysical Company, Faro Technologies, Inc., Global Geophysical Services, Inc., ION Geophysical Corporation, Geospace Technologies Corporation and TGC Industries, Inc. (collectively, “Peer Companies”). Basic Energy Services, Inc. was included in prior years’ peer groups but was removed this year. Due to its recent growth, Basic Energy Services, Inc. is no longer considered an appropriate comparison. Global Geophysical Services, Inc. was added as a replacement. Geokinetics, Inc. was also removed from the peer group this year due to its recent Chapter 11 bankruptcy filing. The Peer Companies were selected by the Consultant as companies that operate in our general industry and with which we compete for management employees. The selection of the Peer Companies was reviewed and approved by the Committee. The published surveys consisted of (1) Economic Research Institute, 2013 ERI Executive Compensation Assessor; (2) Towers Watson, 2012/2013 Top Manager Compensation; (3) Mercer, 2013 US General Benchmark Survey; (4) Kenexa 2013 CompAnalyst; and (5) WorldatWork, 20121/2013 Total Salary Increase Budget Survey. From these surveys, the Consultant obtained market compensation data for companies with revenues comparable to us.

Based upon the results of its review, the Committee concluded that the general composition of our executive compensation program (which includes a combination of base salaries, annual cash incentive payments and long-term equity-based incentives), was appropriate and consistent with comparable companies. We believe that our executive compensation is above the mean of that of our Peer Companies and other comparable companies.

In addition to studying the compensation practices and trends at the Peer Companies, the Committee has determined that it is beneficial to our understanding of more general compensation expectations to consider the best practices in compensation policies from other companies that are not necessarily peers or limited to our industry. Accordingly, the analysis performed by the Consultant included comparisons of our compensation practices to certain published surveys, as indicated above. The Committee does not structure our executive compensation program based on market data alone, and it does not utilize any true “benchmarking” techniques when making compensation decisions. The Committee has not used the Peer Companies to establish a particular range of compensation for any element of pay. Rather, Peer Company and other market data have been used as general guidelines in the Committee’s deliberations on each element of compensation.

Assessment of Individual and Company Performance. We believe that a balance of individual and company performance criteria should be used in establishing total compensation. In determining the level of compensation for each Named Executive Officer, the Committee subjectively considers our overall financial and operational performance and the relative contribution and performance of each of the named Executive Officers.

Relationship of Compensation Practices to Risk Management

The Committee has reviewed and discussed the structure of our compensation program in order to assess whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place as well as the Committee’s formal review and discussion, the Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage our executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the company.

We allocate compensation between fixed components, annual cash incentives and long-term equity incentives based, in part, on an employee’s position and level of responsibility within our organization. Our equity awards are a mix of options and restricted stock. We believe our mix of compensation elements helps to ensure that our Named Executive Officers do not focus on achieving short-term results at the expense of the long-term growth and sustainability of our company. None of our Named Executive Officers receives compensation derived from commissions. No portion of compensation for these individuals is tied to the obtainment of specific financial performance targets. We believe that these practices further reduce the likelihood that these executives, or any of our employees, would take any unnecessary or inappropriate risks. Base salary is the only guaranteed portion of compensation that we provide to our executives and other employees, which does not depend on individual or company performance results. Consequently, a substantial portion of our incentive compensation arrangements are intended to reward performance.

Elements of Our Executive Compensation Program

The Committee evaluates both performance and compensation to ensure that we maintain our ability to retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executive officers of our Peer Companies. In furtherance of these goals, our executive officers are compensated through short-term and long-term incentive compensation plans, consisting of cash and non-cash compensation. Our short-term compensation components consist of an annual base salary and annual cash incentive payments. The Plan provides our long-term incentive compensation component. In addition, our Named Executive Officers are eligible to participate in our health and welfare and retirement plans and receive perquisites and other personal benefits as described under “Other Benefits” below.

Base Salaries

We provide our executive officers and other employees with an annual base salary to compensate them for services to us rendered during the year.

In addition to providing a base salary that the Committee subjectively considers to be competitive, based in part on the analysis prepared by the Consultant, with the market, we target salary compensation to align the salary level of each of our Named Executive Officers to promote internal pay equity relative to our other officers. To that end, annual salary adjustments are based on the Committee’s subjective analysis of many individual factors, including:

—	the responsibilities of the officer;

—	the period over which the officer has performed these responsibilities;

—	the scope, level of expertise and experience required for the officer’s position;

—	the strategic impact of the officer’s position;

—	the potential future contribution and demonstrated individual performance of the officer; and

—	the general economic environment in which we are currently operating.

In addition to individual factors listed above, the Committee considers our overall business performance, such as our net earnings, earnings before interest, taxes, depreciation and amortization (or EBITDA), leasing growth, sales growth and implementation of directives. While these metrics generally provide context for making base salary decisions, these decisions do not depend on the attainment of specific goals or performance levels, no specific weighting is given to any one factor over another and specific performance criteria or targets are not communicated to our Named Executive Officers.

Base salaries are generally reviewed annually but are not automatically increased if the Committee believes that an award in other elements of compensation would be more appropriate in light of the Committee’s stated objectives. However, in order to pay base salaries for our Named Executive Officers that are consistent with our objectives and based on the results of the analysis performed by the Consultant, the Committee adjusted the fiscal

2013 base salary levels for these officers, effective as of June 1, 2012. The analysis provided by the Consultant included a comparison of the base salaries of our Named Executive Officers to average base salaries of comparable positions within our Peer Companies and in published surveys. The adjusted salaries were above the comparable mean salaries in this comparison.

The following table provides the base salaries for our Named Executive Officers in fiscal years 2012 and 2013 and the percentage increase between each fiscal year:

Named Executive Officer	Fiscal 2012 Base Salary	Fiscal 2013 Base Salary	Percentage Increase
	($)	($)	(%)
Billy F. Mitcham, Jr.	495,000	550,000	11
Robert P. Capps	280,000	300,000	7
Guy Malden	270,000	290,000	7
Paul Guy Rogers	245,000	260,000	6

The increase to Mr. Mitcham’s salary as percentage of previous salary was greater than that of the other Named Executive Officers as the Committee felt this disproportionate increase was warranted in order to meet the objectives discussed above.

Consistent with the methodology discussed above, the Committee adjusted the base salaries of each of our Named Executive Officers effective as of June 1, 2013. The revised base salaries are as follows: Mr. Mitcham — $566,500; Mr. Capps — $309,000; Mr. Malden — $298,700; Mr. Rogers — $267,800.

Bonus Awards

In May 2013, consistent with our goals of providing a competitive compensation program and avoiding an environment that might cause undue pressure to meet specific financial goals, we awarded each of the Named Executive Officers a discretionary cash bonus for the fiscal year ended January 31, 2013. The amount of each of the awards was determined based upon our subjective analysis of each officer’s individual contributions and responsibilities. The specific considerations included each individual’s contribution towards (1) our geographic expansion, such as our facility in Hungary and the expansion of our facilities in Colombia and Singapore; (2) the development of new markets, such as in South America, Europe and elsewhere in the world, and customers; (3) the development of our organization, including the development of personnel; (4) maintaining our revenues, earnings and cash flow; (5) the development and implementation of a strategic planning process; and (6) maintaining and enhancing our control environment and specific internal controls. While these considerations were important to the Committee in awarding bonuses, they were not communicated to the Named Executive Officers prior to payment. The Committee deemed these awards appropriate in order to meet our overall compensation objectives. The amount of each award also was determined, in part, based on the results of the analysis performed by the Consultant. The Committee considered these discretionary awards an important factor in avoiding an environment that might cause undue pressure to meet financial goals or expectations. These awards are reflected in the “Bonus” column of the Summary Compensation Table for the year ended January 31, 2013.

In December 2012, a discretionary bonus was awarded to each of our Named Executive Officers in connection with holiday bonuses given all of our U.S. based employees. These bonus awards are immaterial in amount and were less than 2% of each Named Executive Officer’s base salary. These awards are reflected in the “Bonus” column of the Summary Compensation Table.

Long-Term Equity-Based Incentives

Our long-term equity-based incentive program is designed to give our key employees a longer-term stake in our company, act as a long-term retention tool and align employee and shareholder interests by aligning compensation with growth in shareholder value. To achieve these objectives, we generally rely on a combination of grants of stock options and restricted stock, which are subject to vesting requirements and are made under the Plan.

Currently, we have no formal policy regarding the allocation of equity awards between stock options and restricted stock. All grants are discretionary and are made by the Committee, which administers the Plan. In its considerations of whether or not to grant equity awards to our executive officers and, if equity awards are so granted, in its considerations of the type and size of the awards, the Committee considers our company-level performance, the applicable executive officer’s performance, comparative share ownership by comparable executives of comparable companies, including the Peer Companies, the amount of equity previously awarded to the applicable executive officer and the vesting of such awards. While there is no formal weighting of these elements, the Committee considers each in its analysis.

In May 2012, the Committee granted a mix of stock option and stock awards to our Named Executive Officers as reflected in the table of Grants of Plan-Based Awards for the Year Ended January 31, 2013. Based on the analysis prepared by the Consultant, the Committee believed that awarding a combination of option and stock awards was consistent with practices of other companies. We believe that these grants and the previously-granted vested and unvested long-term equity-based awards continue to both provide meaningful incentives for our Named Executive Officers and satisfy the objectives of our compensation program. The amount of the awards was subjectively determined based on the relative contribution and responsibilities of each of our Named Executive Officers. The specific considerations included each individual’s contribution towards (1) our geographic expansion; (2) the development of new markets and customers; (3) the development of our organization, including the development of personnel; (4) the increase in our revenues, earnings and cash flow; (5) the development and implementation of a strategic planning process; and (6) maintaining and enhancing our control environment and specific internal controls.

In May 2013, consistent with the methodology discussed above, the Committee granted restricted stock and option awards to each of our Named Executive Officers. Based on the analysis prepared by the Consultant, the Committee continues to believe that awarding a combination of option and stock awards is consistent with practices of other companies. The amounts of the awards were as follows: Mr. Mitcham — 15,000 shares of restricted stock and options to purchase 30,000 shares of common stock; Mr. Capps — 5,000 shares of restricted stock and options to purchase 15,000 shares of common stock; Mr. Malden — 5,000 shares of restricted stock and options to purchase 15,000 shares of common stock; Mr. Rogers — 3,300 shares of restricted stock and options to purchase 10,000 shares of common stock. The restricted stock vests one-third on May 13, 2014, one-third on May 13, 2015 and one-third on May 13, 2016. The options have an exercise price of $14.63 per share, based on the closing stock price on the grant date, and vest one-third on May 13, 2014, one-third on May 13, 2015 and one-third on May 13, 2016. The vesting provisions are consistent with those of equity awards granted by our Peer Companies and further facilitate our retention efforts.

Other Benefits

In addition to base salaries, annual cash incentives and long-term equity-based incentives, we provide the following forms of compensation:

—

Health and Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation, and the benefits are provided on a non-discriminatory basis to all of our employees in the U.S.

—

Perquisites and Other Personal Benefits.  We believe that the total mix of compensation and benefits provided to our executive officers is competitive, and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are limited. Under our employment agreement with Mr. Mitcham, we maintain a term life insurance policy in an amount equal to at least three times his annual salary. In addition, we pay for club membership privileges that are used for business and personal purposes by Mr. Mitcham. We also provide each of Messrs. Mitcham, Rogers and Malden with the use of a company-owned automobile, as they are required to drive considerable distances in order to visit existing and potential customers. All of our executive officers participate in our 401(k) retirement plan, which is available to all of our employees in the U.S.

Employment Agreements, Severance Benefits and Change in Control Provisions

Employment Agreement with Billy F. Mitcham, Jr.

We maintain an employment agreement with our President and Chief Executive Officer, Mr. Mitcham, to ensure that he will perform his role for an extended period of time. This agreement is described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreement with Billy F. Mitcham, Jr.” This agreement provides for severance compensation to be paid if the employment of Mr. Mitcham is terminated under certain conditions, such as constructive termination and termination without cause, each as defined in the agreement.

The employment agreement between Mr. Mitcham and us and the related severance provisions are designed to meet the following objectives:

—

Constructive Termination. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. As a result, we have agreed to provide severance compensation to Mr. Mitcham if he terminates his employment within 60 days following a “constructive termination” to promote his ability to act in the best interests of our shareholders even though his duties and responsibilities could be changed as a result of the transaction.

—

Termination without Cause. If we terminate Mr. Mitcham’s employment without cause, we are obligated to pay him certain compensation and other benefits. We believe these payments are appropriate because (1) Mr. Mitcham is bound by confidentiality, non-solicitation and non-compete provisions for a period of two years after termination and (2) Mr. Mitcham and we have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.

We believe that the triggering events under Mr. Mitcham’s employment agreement represent the general market triggering events found in employment agreements of companies against whom we compete for executive-level talent at the time they were negotiated. The employment agreement and payments thereunder are described in greater detail in “Potential Payments upon Termination or Change in Control” below.

Equity-Based Plans

Under the terms of our equity incentive plans, any unvested grants will become vested and, in the case of stock options, exercisable, upon the executive officer’s death or disability or upon a change in control of our company (as defined in the applicable award agreement). We believe these triggering events represent the general market triggering events found in comparable agreements of companies against whom we compete for executive-level talent.

Other Matters

Stock Ownership Guidelines and Hedging Prohibition

The Committee has not implemented stock ownership guidelines for our executive officers. Our Insider Stock Trading Policy discourages, but does not prohibit, executive officers from entering into certain derivative transactions related to our common stock, including transactions in put and call options. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation Decisions

Our Board has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code (the “Code”), which generally limits our ability to deduct compensation in excess of $1.0 million to a particular executive officer in any year. However, we are requesting shareholder approval of certain material terms of the Amended Plan to provide flexibility to the Committee to award performance based compensation that may be exempt from the limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Respectfully submitted by the Compensation Committee,

Peter H. Blum (Chairman)

Robert J. Albers

R. Dean Lewis

John F. Schwalbe

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our four current executive officers, including our Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table for Fiscal Year

Ended January 31, 2013

Name and Principal Position	Fiscal Year Ended January 31	Salary	Bonus		Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
		($)	($)		($)	($)	($)	($)
Billy F. Mitcham, Jr.	2013	531,667	326,087	(4)	285,900	259,200	21,305	1,424,159
President and Chief Executive Officer	2012	480,000	354,103	(4)	109,840	97,250	89,770	1,130,963
	2011	433,200	154,079	(4)	115,200	81,920	89,433	873,832
Robert P. Capps	2013	293,333	119,194	(5)	95,300	129,600	11,489	648,916
Executive Vice President and Chief	2012	270,000	129,208	(5)	61,785	58,350	11,255	530,598
Financial Officer	2011	236,897	74,190	(5)	38,400	40,960	11,380	401,827
Guy Malden	2013	283,333	109,033	(6)	95,300	129,600	16,065	633,330
Executive Vice President Marine Systems	2012	260,000	109,050	(6)	61,785	58,350	14,654	503,839
	2011	230,200	64,027	(6)	38,400	40,960	14,016	387,603
Paul Guy Rogers	2013	255,000	68,540	(7)	62,898	86,400	14,968	487,806
Vice President Business Development	2012	240,000	74,155	(7)	41,190	38,900	14,726	408,971
	2011	223,533	44,132	(7)	28,800	40,960	13,826	351,251

(1)	This column includes the grant date fair value of the stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”) determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013. The 2013 awards were granted on May 16, 2012 to Messrs. Mitcham, Capps, Malden and Rogers. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(2)	This column includes the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013. The 2013 awards were granted on May 16, 2012 to Messrs. Mitcham, Capps, Malden and Rogers. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(3)	All Other Compensation for the fiscal year ended January 31, 2013 consists of the following:

Name and Principal Position	Life Insurance Premiums	Automobile Costs (8)	Country Club Dues	401(k) Matching Contributions	Total
	($)	($)	($)	($)	($)
Billy F. Mitcham, Jr.	3,564	1,281	6,460	10,000	21,305
President and Chief Executive Officer
Robert P. Capps	2,322	—	—	9,167	11,489
Executive Vice President and Chief Financial Officer
Guy Malden	3,564	3,282	—	9,219	16,065
Executive Vice President Marine Systems
Paul Guy Rogers	1,980	2,988	—	10,000	14,968
Vice President Business Development

(4)	Amount for 2013 consists of a $322,000 discretionary bonus awarded in May 2013 and holiday cash bonus of $4,087 paid in December 2012. Amount for 2012 consists of a $350,000 discretionary bonus awarded in May 2012 and holiday cash bonus of $4,103 paid in December 2011. Amount for 2011 consists of a $150,000 discretionary bonus awarded in May 2011 and holiday cash bonus of $4,079 paid in December 2010.

(5)	Amount for 2013 consists of a $115,000 discretionary bonus awarded in May 2013 and $4,194 holiday cash bonus paid in December 2012. Amount for 2012 consists of a $125,000 discretionary bonus awarded in May 2012 and $4,208 holiday cash bonus paid in December 2011. Amount for 2011 consists of a $70,000 discretionary bonus awarded in May 2011 and $4,190 holiday cash bonus paid in December 2010.

(6)	Amount for 2013 consists of a $105,000 discretionary cash bonus awarded in May 2013 and holiday cash bonus of $4,033 paid in December 2012. Amount for 2012 consists of a $105,000 discretionary cash bonus awarded in May 2012 and holiday cash bonus of $4,050 paid in December 2011. Amount for 2011 consists of a $60,000 discretionary cash awarded paid in May 2011 and holiday cash bonus of $4,027 paid in December 2010.

(7)	Amount for 2013 consists of a $64,400 discretionary bonus awarded in May 2013 and holiday cash bonus of $4,140 paid in December 2012. Amount for 2012 consists of a $70,000 discretionary bonus awarded in May 2012 and holiday cash bonus of $4,155 paid in December 2011. Amount for 2011 consists of a $40,000 discretionary bonus awarded in May 2011 and holiday cash bonus of $4,132 paid in December 2010.

(8)	Automobile costs are determined by multiplying the Alternate Lease Value, as published by the Internal Revenue Service, by the percentage of personal use mileage for the year.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards, if any, that have been transferred during the fiscal year ended January 31, 2013.

Grants of Plan-Based Awards for the Year Ended January 31, 2013

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
		(#)	(#)	($/Sh)	($)
Billy F. Mitcham, Jr.	5-16-12		30,000	19.06	259,200
	5-16-12	15,000			285,900
Robert P. Capps	5-16-12		15,000	19.06	129,600
	5-16-12	5,000			95,300
Guy Malden	5-16-12		15,000	19.06	129,600
	5-16-12	5,000			95,300
Paul Guy Rogers	5-16-12		10,000	19.06	86,400
	5-16-12	3,300			62,898

(1)	This column includes the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Long-Term Equity-Based Incentive Compensation

On May 16, 2012, the Compensation Committee granted Messrs. Mitcham, Capps, Rogers and Malden restricted stock and stock options under our Plan. Restrictions on one-third of the stock award lapsed six months after the date of grant. The restrictions on one-third of the stock award lapse on the first anniversary of the grant and the restrictions on the balance of the award lapse on the second anniversary of the award. The stock options have an exercise price of $19.06 per share, which was the closing price for our common stock on the date of the award. One-third of the options were exercisable six months after the date of grant, one-third of the options became exercisable on the first anniversary of the grant and the remaining one-third become exercisable upon the second anniversary of the grant.

Salary and Cash Incentive Awards in Proportion to Total Compensation

The following table sets forth the percentage of each Named Executive Officer’s total compensation that we paid in the form of base salary and bonus.

Name	Year	Percentage of Total Compensation
Billy F. Mitcham, Jr.	2013	60%
	2012	74%
	2011	67%
Robert P. Capps	2013	64%
	2012	75%
	2011	77%
Guy Malden	2013	62%
	2012	73%
	2011	76%
Paul Guy Rogers	2013	66%
	2012	77%
	2011	76%

Employment Agreement with Billy F. Mitcham, Jr.

Effective January 15, 1997, we entered into an employment agreement with Mr. Mitcham for a term of five years, beginning January 15, 1997, which term is automatically extended for successive one-year periods unless either party gives written notice of termination at least 30 days prior to the end of the current term. Pursuant to the employment agreement, we are required to maintain a term life insurance policy in an amount equal to at least three times Mr.  Mitcham’s annual salary.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for our Named Executive Officers.

Outstanding Equity Awards as of January 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(6)
Billy F. Mitcham, Jr.	30,000	—		1.90	7-17-13	12,667	(3)	187,725
	25,000	—		4.16	7-13-14
	50,000	—		6.18	1-31-15
	50,000	—		16.64	3-31-16
	25,000	—		17.70	9-07-17
	75,000	—		4.65	7-23-19
	30,000	—		6.40	5-27-20
	16,667	8,333	(1)	13.73	5-13-21
	10,000	20,000	(2)	19.06	5-16-22
Robert P. Capps	80,000	—		12.57	6-26-16	4,834	(4)	71,640
	15,000	—		17.70	9-07-17
	11,667	—		4.65	7-23-19
	5,000	—		6.40	5-27-20
	10,000	5,000	(1)	13.73	5-13-21
	5,000	10,000	(2)	19.06	5-16-22

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(6)
Guy Malden	11,667	—		4.65	7-23-19	4,834	(4)	71,640
	5,000	—		6.40	5-27-20
	10,000	5,000	(1)	13.73	5-13-21
	5,000	10,000	(2)	19.06	5-16-22
Paul Guy Rogers	12,500	—		1.90	7-17-13	3,200	(5)	47,424
	10,000	—		6.18	1-31-15
	15,000	—		16.64	3-31-16
	15,000	—		17.70	9-07-17
	10,000	—		4.65	7-23-19
	15,000	—		6.40	5-27-20
	6,667	3,333	(1)	13.73	5-13-21
	3,333	6,667	(2)	19.06	5-16-22

(1)	The remaining stock options granted on May 13, 2011 became exercisable on May 13, 2013.

(2)	The remaining stock options granted on May 16, 2013 became or become exercisable as follows: one-half on May 16, 2013 and one-half on May 16, 2014.

(3)	Shares of unvested restricted stock awards became or become exercisable as follows: 2,667 on May 13, 2013; 5,000 on May 16, 2013; and 5,000 on May 16, 2014.

(4)	Shares of unvested restricted stock awards became or become exercisable as follows: 1,500 on May 13, 2013; 1,667 on May 16, 2013; and 1,667 on May 16, 2014.

(5)	Shares of unvested restricted stock awards became or become exercisable as follows: 1,000 on May 13, 2013; 1,100 on May 16, 2013; and 1,100 on May 16, 2014.

(6)	Based on the closing price of $14.82 on January 31, 2013.

Option Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended January 31, 2013 on an aggregated basis with respect to each of our Named Executive Officers.

Option Exercises and Stock Vested for the Year Ended January 31, 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Billy F. Mitcham, Jr.	85,000	1,223,142	13,667	232,004
Robert P. Capps	—	—	5,166	90,539
Guy Malden	—	—	5,166	90,539
Paul Guy Rogers	20,000	290,900	3,600	63,318

Potential Payments upon Termination or Change in Control

We have entered into arrangements with certain of our Named Executive Officers that provide additional payments and/or benefits upon a change in control of our company and/or in connection with the termination of the Named Executive Officer’s employment. For our Chief Executive Officer, Mr. Mitcham, these agreements include both an employment agreement and the award agreements that govern his equity awards. For the remaining Named Executive Officers, these agreements consist solely of the award agreements governing the officers’ equity awards. The following is a discussion of each of these arrangements and their applicability to a termination of employment and/or a change in control of our company. Unless otherwise provided, the dollar amounts disclosed assume that the triggering event for the payment(s) and/or benefit(s) was January 31, 2013, and the value of our stock on that day was $14.82. As a result, the dollar amounts disclosed are merely estimates of the amounts or benefits that would be payable to the Named Executive Officers upon their termination or a change in control of our company. The actual dollar amounts can only be determined at the time of the Named Executive Officer’s termination or the change in control.

Equity-Based Plans and Awards

Outstanding stock options and shares of restricted stock awarded to the Named Executive Officers under our Plan will become fully vested and, in the case of stock options, exercisable, upon the Named Executive Officer’s death or termination of employment due to disability or upon a change in control of our company. Such options that become vested and exercisable due to death or disability will remain exercisable until the earlier to occur of (1) the end of the original term of the option or (2) the date that is one-year following the date of death or termination of employment due to disability, as applicable; options that become vested and exercisable due to a change of control will remain exercisable for the applicable term as provided under the option award agreement. Any unvested shares of restricted stock and any outstanding stock options (whether vested or unvested) will be cancelled without payment if the Named Executive Officer is terminated for cause. If the Named Executive Officer is terminated for any reason other than death or disability, (1) any unvested shares of restricted stock or unvested stock options will also be cancelled without payment, and (2) any vested stock options will not be cancelled but will remain exercisable for the lesser of the original term of the option or the three-month period following the date of termination. We believe these triggering events represent the general market triggering events found in comparable agreements of companies against whom we compete for executive-level talent.

For purposes of our equity compensation plans, termination for cause will result if: (1) the officer acts dishonestly, and the direct or indirect consequence (or intended consequence) of such action is a personal enrichment to that executive at the expense of our company or any affiliate, (2) the officer is unable to perform his duties in a satisfactory manner (as determined in good faith by our Board) or (3) the officer fails to consistently perform his duties at a level that our Board has, by written notice, informed the officer is expected from him. An officer will be considered “disabled” if he becomes entitled to benefits under our long-term disability plan.

Pursuant to our Plan, a change in control may occur in two ways. If an equity award is subject to Section 409A of the Code, any event that would be considered a change in control under Section 409A of the Code will also trigger accelerated vesting for the award. If the equity award is not subject to Section 409A of the Code, a change of control means the occurrence of any of the following events:

—	we are not the surviving entity in any merger, consolidation or other reorganization (or we survive only as a subsidiary);

—	we sell, lease or exchange all or substantially all of our assets to a third party;

—	we dissolve or liquidate our company;

—	any person or entity acquires ownership of our securities which represent 35% or more of the voting power of our then outstanding securities entitled to vote in the election of directors; or

—

a change in the composition of our Board where less than the majority of the directors are “incumbent directors.” An “incumbent director” is any director as of the date the Plan was adopted or, generally, any director who is elected to our Board after such time by the vote of at least a majority of the directors in place at the time of the Plan’s adoption.

The following chart shows the amounts that each of our Named Executive Officers would have received due to the accelerated vesting on January 31, 2013 for a termination of employment due to death or disability or a change in control. In order for our Named Executive Officers to receive value from the acceleration of vesting for stock options, the value of the stock on January 31, 2013 (the date of the accelerated vesting and hypothetical exercise of such options) must be greater than the exercise price of the option. As of January 31, 2013, the

Named Executive Officers held unvested stock options with an exercise price below $14.82, as indicated in the table below for accelerated stock options.

Value of Accelerated Equity Awards as of January 31, 2013

Name	Number of Securities (#)	Value(1) ($)
Billy F. Mitcham, Jr.
Restricted Stock	12,667	187,725
Stock Options	8,333	9,083
Total	21,000	196,808
Robert P. Capps
Restricted Stock	4,834	71,640
Stock Options	5,000	5,450
Total	9,834	77,090
Guy Malden
Restricted Stock	4,834	71,640
Stock Options	5,000	5,450
Total	9,834	77,090
Paul Guy Rogers
Restricted Stock	3,200	47,424
Stock Options	3,333	3,633
Total	6,533	51,057

(1)	The values for the restricted stock were calculated by multiplying (a) the number of unvested restricted stock held by each officer on January 31, 2013 by (b) $14.82, the fair market value of the stock on that day. The values for the accelerated stock options were calculated by multiplying (a) the number of unvested stock options with an exercise price less than $14.82 by (b) the difference between $14.82 and the exercise price of the stock options.

Employment Agreement with Billy F. Mitcham, Jr.

For the reasons described in greater detail within our Compensation Discussion and Analysis, we have entered into an employment agreement with Mr. Mitcham, the general terms of which are described above. Mr. Mitcham’s severance provisions are dependent upon the following terms:

—

A “for cause” termination will occur if Mr. Mitcham: (1) materially breaches his employment agreement, (2) appropriates a material business opportunity for his own personal benefit, (3) engages in fraudulent or dishonest activities with respect to us or our business affairs or (4) is convicted of or is indicted for a criminal offense.

—

“Constructive termination” is defined as: (1) a material reduction in Mr. Mitcham’s duties and responsibilities without his prior consent or (2) a reduction in, or our failure to pay, any portion of Mr. Mitcham’s base salary.

—

Mr. Mitcham will have suffered a “disability” if, for physical or mental reasons, he is unable to perform his duties under the employment agreement for a period of 120 consecutive days or 180 days during any 12 month period.

Pursuant to this employment agreement, in the event Mr. Mitcham’s employment is terminated by us “without cause” or he terminates his employment with us within 60 days following a “constructive termination,” Mr. Mitcham will be entitled to a severance payment of $450,000, payable in equal monthly payments over a period of 24 months following the date of termination. If Mr. Mitcham’s employment with us is terminated as a result of his disability, we will continue to pay to him his base salary (determined as of the date of his disability) for the lesser of (1) six consecutive months or (2) the period until disability insurance benefits commence under any disability insurance coverage furnished by us to Mr. Mitcham. Under our long-term disability insurance program, coverage commences on the 61st day after the covered employee is unable to perform his or her job functions, thus Mr. Mitcham would receive $91,667, which is two months of salary calculated according to the base salary Mr. Mitcham was receiving as of January 31, 2013.

Mr. Mitcham’s employment agreement provides for automatic expiration of any stock options Mr. Mitcham may hold at the time of either a for cause termination or a resignation. Upon a termination for any reason other than a termination for cause, resignation or death, his options will remain exercisable and will vest and expire in accordance with the terms of the applicable option agreements. If Mr. Mitcham’s employment with us is terminated as a result of his death, all of his outstanding options will become fully vested and exercisable as of the date of his death. All options will expire on the one-year anniversary of his death. The value of the accelerated vesting upon these events in accordance with the option agreements is disclosed in the “Value of Accelerated Equity Awards as of January 31, 2013” table above. The employment agreement does not address specific treatment for any other type of equity award that Mr. Mitcham may hold upon his termination of employment, thus all equity awards other than options will be governed by the terms and conditions of the individual award agreements.

Mr. Mitcham’s employment agreement contains standard non-solicitation and non-compete provisions that are effective during the term of the employment agreement and for 24 months following his date of termination.

DIRECTOR COMPENSATION

General

Each year, the Compensation Committee reviews the total compensation paid to our non-employee directors and Non-Executive Chairman of our Board. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to fairly compensate directors for their service. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments and strategic initiatives within our company; and (3) the risks associated with fulfilling their fiduciary duties.

The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended January 31, 2013. Messrs. Mitcham and Capps, who are our full-time employees, receive no compensation for serving as directors.

Director Compensation for the Year Ended January 31, 2013

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
	($)	($)	($)	($)
Peter H. Blum	92,000	43,525	108,300	243,825
John F. Schwalbe	50,500	43,525	108,300	202,325
R. Dean Lewis	45,500	43,525	108,300	197,325
Robert J. Albers	52,500	43,525	108,300	204,325

(1)	This column includes the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards and do not correspond to the actual value that will be recognized by our directors. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements for the fiscal year ended January 31, 2013 included in our Annual Report on Form 10-K. The awards for which compensation expense was recognized include 2,500 shares awarded to each of Messrs. Blum, Schwalbe, Lewis and Albers on July 26, 2012. All such shares were fully vested upon the date of grant.

(2)	This column includes the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards and do not correspond to the actual value that will be recognized by our directors. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013. The awards for which compensation expense was recognized consist of an award of 15,000 options to each of Messrs. Blum, Schwalbe, Lewis and Albers granted on July 26, 2012. The aggregate number of stock option awards outstanding as of January 31, 2013 for each of the directors is as follows: Mr. Blum — 340,000 shares; Mr. Schwalbe — 130,000 shares; Mr. Lewis — 85,000 shares; and Mr. Albers — 75,000 shares.

Retainer and Fees

Each non-employee director receives the following compensation:

—	an annual cash retainer fee of $30,000 per year, plus an additional $50,000 for the Non-Executive Chairman of our Board;

—	an additional cash retainer of $7,500 per year for each member of the Audit Committee, plus an additional $5,000 per year for the chairperson of the Audit Committee;

—	an additional cash retainer of $4,000 per year for each member of the Compensation Committee, plus an additional $4,000 per year for the chairperson of the Compensation Committee;

—

prior to July 2012, an additional cash retainer of $14,000 per year for the chairperson of the Strategic Planning Committee (subsequent to July 2012 there is no additional compensation for the chairperson of the Strategic Planning Committee); and

—	$1,000 for each Board meeting attended.

Equity-Based Compensation

In addition to cash compensation, our non-employee directors are eligible, at the discretion of our full Board, to receive discretionary grants of stock options or restricted stock or any combination thereof under our equity compensation plans. On July 26, 2012, our Board granted stock awards of 2,500 fully-vested shares and options awards of 15,000 shares to each of our non-employee directors. The option awards have an exercise price of $17.41 per share, the price of our common stock on the date of grant, and are exercisable any time until July 26, 2022.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve, on the advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Based on the shareholder vote on the frequency of an advisory vote on executive compensation that took place at our 2012 Annual Meeting, our Board determined to hold the vote on executive compensation annually until the next shareholder vote on the frequency of such advisory vote. Thus, our shareholder advisory vote to approve executive compensation currently takes place annually, and the next such vote will take place at our 2014 Annual Meeting.

We have designed our compensation programs to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term shareholder value. To achieve these goals, our executive compensation decisions are based on the following principal objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers that are key to our long-term success

We analyze compensation packages provided to the officers of other companies in our industry and with whom we compete for management level employees. Based on this analysis, we attempt to provide a base compensation package that is competitive with those companies.

Rewarding individual performance by ensuring a meaningful link between our operational performance and the total compensation received by our officers

We consider our overall financial performance and the performance of each individual when determining cash incentive awards. A meaningful portion of incentive compensation consists of long-term equity awards.

Avoiding policies and practices that create risks that might have a material adverse effect on us
We do not award multi-year guaranteed bonuses or disproportionate equity grants that provide unlimited upside with no downside. We do not utilize specific performance metrics in determining compensation.

Avoiding the creation of an environment that might cause undue pressure to meet specific financial goals	We do not use specific prospective financial targets in determining compensation awards.

We do not engage in certain compensation practices, including the following: (1) the repricing of underwater stock options; (2) excessive perquisites; (3) liberal change in control provisions; and (4) tax gross-ups. We also believe that our compensation programs were instrumental in helping us achieve strong financial performance. During the fiscal year ended January 31, 2013, we achieved strong financial results. Fiscal 2013 was the second best year in our history in terms of revenues, earnings, and earnings before interest, taxes, depreciation and amortization (“EBITDA”), with the best year being fiscal 2012.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information of the compensation of our Named Executive Officers. The Compensation Committee and our Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to our long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to adopt the following resolution at the 2013 Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Mitcham Industries, Inc. approve, on an advisory basis, the compensation of Mitcham Industries, Inc.’s Named Executive Officers as disclosed in Mitcham Industries, Inc.’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and disclosure.”

This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on our Board or our Compensation Committee, will not overrule any decisions made by our Board or our Compensation Committee, or require our Board or its Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board recommends a vote “FOR” the adoption of the advisory resolution approving the compensation of our Named Executive Officers.

PROPOSAL 3: AMENDMENT AND RESTATEMENT OF

THE MITCHAM INDUSTRIES, INC. STOCK AWARDS PLAN

Background and Purpose of the Proposal

The Plan was previously adopted by the Board and approved by our shareholders to be effective May 30, 2006, subsequently amended and restated on July 23, 2009, and further amended on July 28, 2011.

At the Annual Meeting, our shareholders will be asked to approve the Amendment to the Plan, to be effective May 15, 2013, if approved (the “Effective Date”). The purposes of the Amendment are to: (1) authorize an additional 800,000 shares to be utilized for awards pursuant to the Plan, (2) extend the term of the Plan by ten years, (3) prohibit liberal share recycling with respect to future awards by disallowing shares subject to an option or stock appreciation right that is net settled and shares tendered to pay for the exercise price or shares withheld to pay taxes, to be recycled back into the Plan for future awards, (4) explicitly prohibit the repricing of options and stock appreciation rights, (5) limit the payment of dividends or dividend equivalents with respect to certain awards, (6) incorporate a fungible plan design whereby “full-value” stock awards will count as 1.60 shares against the total shares available under the Plan, and (7) make certain other minor changes to the Plan.

The use of stock-based awards under the Plan continues to be a key element of our compensation program. The Plan currently authorizes a total of 1,649,864 shares for issuance in connection with awards under the Plan, but as of May 28, 2013, only 83,271 shares will remain available. The Compensation Committee is concerned that there are not sufficient shares available for issuance under the Plan to meet our needs for future grants during the coming years, and an increase in available shares is appropriate to continue to assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, consultants, and non-employee directors and maintaining a competitive edge in today’s volatile business environment.

Consequences of Failing to Approve the Proposal

The Amendment will not be implemented unless it is approved by our shareholders. If the Amendment is not approved by our shareholders, the Plan will remain in effect in its present form. Failure of our shareholders to approve this proposal also will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan.

Summary of the Amended Plan

The following summary of the Amended Plan does not purport to be a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (1) the current Plan, which is filed as Appendix B to our definitive proxy statement on Schedule 14A filed on May 31, 2011, and first amendment to the current Plan, which is filed as Appendix A to our definitive proxy statement on Schedule 14A filed on May 31, 2011; and (2) the Amended Plan, which is attached to this proxy statement as Appendix A. The Amended Plan gives the Compensation Committee the ability to award stock options, restricted stock, performance awards, phantom awards, stock appreciation rights, stock awards, and other stock-based awards. Unless earlier terminated by action of our Board, the Amended Plan will terminate on May 15, 2023. Awards granted before the termination date of the Amended Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate

Awards may be made under the Amended Plan to our employees, consultants, the employees and consultants of our subsidiaries, and our non-employee directors. Only individuals who are our employees or who are employees of one of our corporate subsidiaries are eligible to receive incentive stock options. The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. As of May 28, 2013, approximately 40 of our employees, no consultants, 150 employees of our subsidiaries, no consultants of our subsidiaries, and four of our non-employee directors were eligible to participate in the Plan.

Shares Subject to the Amended Plan

The total aggregate number of shares of our common stock available for grant of awards under the Amended Plan will not exceed 2,449,864 shares (the “Share Pool”). The additional shares requested in the Amended Plan are 800,000. The maximum number of shares of common stock available for grant of awards under the Amended Plan is also subject to adjustment for corporate events such as recapitalizations, stock splits, stock dividends and other corporate events. See “Awards under the Amended Plan — Corporate Events” below.

The following awards and payouts will reduce, on a one share for one share basis, the number of shares authorized for issuance under the Share Pool: (1) any awards granted prior to the Effective Date and (2) any awards of options and stock appreciation rights granted on or after the Effective Date. Any awards of restricted stock, performance awards, phantom stock, stock awards, and other stock-based awards granted on or after the Effective Date will reduce the number of shares authorized for issuance under the Share Pool on a 1.60 share for one share basis.

If an award granted under the Amended Plan expires, is forfeited or becomes unexercisable for any reason, the undelivered shares of common stock that were subject to the award will be restored and available for future awards under the Amended Plan; provided that the restoration will, as applicable, be on a one share for one share basis to the extent that such award reduced the Share Pool on a one share for one share basis or be on a 1.60 share for one share basis to the extent that such award reduced the Share Pool on a 1.60 share for one share basis. The number of shares available for grant of awards under the Amended Plan will not be increased by (1) the number of shares of common stock not issued or delivered as a result of net settlement of an outstanding stock option or stock appreciation right; (2) the number of shares delivered or withheld to pay the exercise price of any award or tax withholding obligations; or (3) the number of shares repurchased on the open market with the proceeds of option exercise prices. However, with respect to awards outstanding prior to the Effective Date, shares tendered or withheld to satisfy any tax withholding or exercise price obligations with respect to such awards will be available for issuance under future awards, subject to the overall share reservation limitation of 2,449,864 shares. Our common stock issued or to be issued under the Amended Plan consists of authorized but unissued shares.

Maximum Amount of Compensation that May be Paid to a Participant

The maximum shares of common stock that may be subject to incentive stock options granted under the Amended Plan is 2,449,864. The maximum number of shares of common stock that may be subject to all awards granted to any one participant in each fiscal year is 125,000 shares. The maximum amount of dollar-denominated awards that may be granted to any one participant in each fiscal year is $2,000,000, as valued on the date of grant.

Administration

The Amended Plan provides for administration by the Compensation Committee of the Board, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3) who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Code. The Board retains the discretion to designate another committee to administer the Amended Plan. The Compensation Committee has the full authority, subject to the terms of the Amended Plan, to establish rules and regulations for the proper administration of the Amended Plan, to select the employees and consultants to whom awards are granted, and to determine the type of awards made and the terms of the awards. However, the Board alone has the authority to administer the Amended Plan with respect to awards to directors.

Awards under the Amended Plan

Stock Options

The Amended Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and stock options that do not qualify as incentive stock options (i.e., nonqualified stock options). The exercise price of each stock option may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The term of each stock option is fixed at the time of grant and may not exceed 10 years from the date of grant. The Compensation Committee determines the time or times at which option may be exercised. In general, a participant may pay the exercise price of an option in cash or in cash equivalents, by tendering shares of common stock having an aggregate fair market value at the time of exercise equal to the total exercise price, by surrendering a sufficient portion of the shares with respect to which the option is exercised having an aggregate fair market value at the time of exercise equal to the total exercise price, by a sale through a broker-dealer or in a combination of these forms, as permitted by the Compensation Committee. The Amended Plan prohibits the repricing of stock options without shareholder approval. Stock options are not eligible to receive dividends or dividend equivalent rights (“DERs”).

Restricted Stock

A restricted stock award is an award of shares that is subject to one or more restrictions, including, without limitation, a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and prohibitions regarding the transferability of the shares, for a period to be determined by the Compensation Committee. The Compensation Committee has the discretion to determine the terms of any restricted stock award including the number of shares subject to the award, the price (if any) paid for shares subject to the award and the minimum period over which a restricted stock award may be vested. Participants holding shares subject to restricted stock awards may receive dividends.

Performance Awards

The Amended Plan provides for the grant of performance awards, ultimately payable in common stock or cash (or a combination thereof), as determined by the Compensation Committee. Performance awards are conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that is not shorter than one year. The applicable award agreement will specify the amount, or the formula for determining the amount, that may be earned under the performance award, the performance criteria and level of achievement versus the performance criteria that will determine the amount payable under the performance award, the performance period over which performance is measured, and such other terms and conditions as the Compensation Committee may determine. Performance awards to Covered Employees or to individuals who are likely to be Covered Employees may be designed to qualify as “performance-based compensation” under Section 162(m) of the Code to the extent the Compensation Committee so designates. In the discretion of the Compensation Committee, dividends or DERs may be awarded in connection with a performance award. If awarded, dividends and DERs may accrue in a cash bookkeeping account (with or without) interest during the applicable performance period, but neither dividends nor DERs may be paid to the participant on such performance award until the applicable performance goals have been determined to be achieved by the Compensation Committee.

Performance goals set by the Compensation Committee may relate to one or more of the following objective performance criteria (“Performance Criteria”) that the Compensation Committee determines is appropriate: (1) net earnings (either before or after interest, taxes, depreciation and/or amortization), (2) sales, (3) revenue, (4) net income (either before or after taxes), (5) operating earnings, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) cash flow return on capital, (8) return on net assets, (9) return on shareholders’ equity, (10) return on assets, (11) return on capital, (12) shareholder returns, (13) return on sales, (14) gross or net profit margin, (15) expense margins, (16) cost reductions, (17) controls or savings, (18) operating efficiency, (19) working capital, (20) strategic initiatives, (21) economic value added, (22) earnings per share, (23) earnings per share from operations, (24) price per share of stock, and (25) market share. Performance goals may be based on attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as determined by the Compensation Committee. Performance Criteria will be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement, will be subject to adjustment for specified significant extraordinary items or events. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, unit or product line thereof. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, will be determined by the Compensation Committee, in its sole discretion, at the time of grant.

Phantom Stock

Phantom stock awards are awards of rights to receive amounts equal to a specified number of shares. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria or other specified criteria, including the passage of time as the Compensation Committee may specify. Payment of phantom stock awards may be made in cash, shares or any combination thereof, as determined by the Compensation Committee in its discretion, and will be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share on the payment date. A phantom stock award may include DERs in the discretion of the Compensation Committee. DERs are rights to receive an amount of cash equal to the value of any dividends made on shares during the period the phantom stock award is outstanding. Payment of DERs may be made subject to the same vesting terms as the tandem phantom stock award or may have different vesting and payment terms, in the discretion of the Compensation Committee.

Stock Appreciation Rights

A stock appreciation right provides the right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation Committee and specified in the applicable award agreement. The term of a stock appreciation right will not exceed 10 years. Stock appreciation rights may not be re-priced without shareholder approval. Stock appreciation rights are not eligible to receive dividends or dividend equivalent rights.

Stock Awards

Stock awards are unrestricted shares issued to a participant and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of the participant.

Other Stock-Based Awards

Other stock-based awards are awards that the value of which is based in whole or in part on a share. The Compensation Committee may set such vesting and/or performance criteria as it chooses with respect to such award. Upon vesting, the award may be paid in shares, cash or any combination thereof, as decided by the Compensation Committee.

Tax Withholding

A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to us. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to surrender previously acquired shares.

Amendment and Termination

Our Board may amend, suspend or terminate the Amended Plan at any time and for any reason. Amendments to the Amended Plan will be submitted for shareholder approval if an amendment increases the maximum number of shares available under the Amended Plan. No amendment to the Amended Plan or awards may adversely affect in any material way any outstanding award without the consent of the holder of such award. In addition, shareholder approval will generally be required for any amendment that reduces the exercise price of an option or stock appreciation right.

Corporate Events

We may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended Plan, including the individual limitations on awards, to reflect recapitalizations, reorganizations, mergers, spin-offs, combinations, repurchases, exchange of shares or other securities, or other similar corporate transactions. In addition, the Compensation Committee may take such other action with respect to outstanding awards that it deems appropriate, including termination of the award in exchange for cash or replacement of such award with other rights or property. Unless provided otherwise in an applicable award agreement, in the event of a “change in control” (as defined in the Amended Plan), the vesting of all awards will be accelerated and any performance criteria will be deemed to be achieved to the maximum extent possible.

Repricing Prohibited

Neither the Board nor the Compensation Committee may provide for the repricing or exchange of underwater options or stock appreciation rights for cash consideration, other awards, or options or stock appreciation rights with an exercise price that is less than the original exercise price of such underwater options or stock appreciation rights, unless such repricing or exchange receives the approval of a majority of the holders of our common stock.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonqualified Options; Stock Appreciation Rights

Participants will not realize taxable income upon the grant of a nonqualified stock option or a stock appreciation right. Upon the exercise of a nonqualified stock option or a stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the common stock received, over (2) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a stock appreciation right, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences — Tax Code Limitations on Deductibility” below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Federal Income Tax Consequences — Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonqualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise that equals the number of shares of previously held common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an nonqualified stock option or incentive stock option, the tax consequences of the reload option will be as provided above for a nonqualified stock option or incentive stock option, depending on whether the reload option itself is a nonqualified stock option or incentive stock option.

The Internal Revenue Service (“IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or stock appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (1) the annual exclusion of $14,000 (for 2013) per donee, (2) the transferor’s lifetime unified credit or (3) the marital or charitable deduction rules. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of stock appreciation rights.

Phantom Stock Awards; Restricted Stock Awards; Stock Awards; Cash Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of an award in the form of a phantom stock award denominated in shares, but rather, will generally recognize ordinary compensation income at the time he receives cash in satisfaction of the phantom stock award in an amount equal to the cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a restricted stock award, or stock award in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the shares first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a participant does not make an valid election under Section 83(b) of the Code or (2) when the shares are received in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for common stock or cash received. Dividends that are received by a participant before the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to “covered employees” of a publicly traded corporation to $1,000,000 for any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to shares of common stock that exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period that exceeds a specified limitation. Specifically, under the terms of the Amended Plan, a participant who receives an award or awards intended to satisfy the “performance-based compensation” exception to the $1,000,000 deductibility limitation may not receive performance-based awards relating to more than 125,000 shares of common stock or, with respect to awards not related to shares of common stock, $2,000,000, in any given fiscal year. Although the Amended Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Summary of the Amended Plan — Awards under the Amended Plan — Performance Awards.”

Requirements Regarding Deferred Compensation

Certain of the benefits under the Amended Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code. Failure to comply with the requirements of Section 409A regarding the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and being subject to substantial penalties.

New Plan Benefits and Previously Awarded Options

The awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Amended Plan. Therefore, a New Plan Benefits Table is not provided.

We made annual equity awards under the Plan in our fiscal year ended January 31, 2013 (“Fiscal 2013”) to the Named Executive Officers, non-employee directors and to other eligible employees. The Fiscal 2013 grants to the Named Executive Officers are reflected in the “Grants of Plan-Based Awards for the Year Ended January 31, 2013” table in the “Executive Compensation” section of this proxy statement. The Fiscal 2013 grants to outside directors are reflected in the “Director Compensation for the Year Ended January 31, 2013” table in the “Director Compensation” section of this proxy statement. On January 31, 2013, the closing price of our common stock was $14.82 per share.

The following table sets forth, for the Named Executive Officers and certain other groups, all shares underlying outstanding stock options awarded before January 31, 2013, under the Plan. No awards have been granted under the Plan to any associate of a non-employee director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of awards granted under the Plan; thus, the table below does not include these individuals.

Named Executive Officer	Dollar Value	Number of Stock Options Granted
	($)
Billy F. Mitcham, Jr.	1,052,000	185,000
President and Chief Executive Officer
Robert P. Capps	684,000	141,667
Executive Vice President and Chief Financial Officer
Guy Malden	504,000	46,668
Executive Vice President Marine Systems
Paul Guy Rogers	243,000	60,000
Vice President Business Development
All Current Executive Officers as a Group	2,483,000	433,335
All Current Directors as a Group (other than Executive Officers)	1,102,000	455,000
All Employees (including Officers other than Executive Officers)	566,000	162,499

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about each of our equity compensation plans as of January 31, 2013:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in Column (A))
		($)
Equity compensation plans approved by security holders	375,650	8.08	—
Stock Awards Plan	1,050,834	12.67	222,671
Equity compensation plans not approved by security holders	—	—	—
Total	1,426,484	11.46	222,671

Our Board recommends a vote “FOR” the approval of the Amendment to the Plan.

PROPOSAL 4: RE-APPROVAL OF THE MATERIAL TERMS OF

THE AMENDED PLAN

Background and Purpose of the Proposal

Our Board, subject to the approval of shareholders, adopted the Amended Plan, which would primarily increase the number of shares that may be issued under the Plan by 800,000 shares, extend the term of the Plan by ten years, and prohibit liberal share recycling. The proposed Amended Plan is attached as Appendix A.

In addition to approving the Amended Plan as set forth in Proposal 3, we are also asking our shareholders to re-approve the material terms of the Amended Plan pursuant to Section 162(m) in order for the new shares to be added to the Amended Plan pursuant to Proposal 3 to be used for awards that are designed as performance-based compensation awards pursuant to Section 162(m) of the Code.

We desire to maintain our ability to deduct for federal income tax purposes the value of awards granted pursuant to the Amended Plan. Our ability to use the additional shares that Proposal 3 would add to the Amended Plan in order to grant tax-deductible awards to certain employees would be limited without receiving shareholder approval of the material terms of the Amended Plan under Section 162(m). The Amended Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated officers (other than our principal financial officer) (“Covered Employees”) determined pursuant to the executive compensation disclosure rules under the Exchange Act may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). Section 162(m) potentially could apply to all awards under the Amended Plan, whether paid in cash or in shares of our common stock, if designed to be a performance award. In addition to certain other requirements, in order for awards under the Amended Plan to constitute “performance-based compensation,” the material terms of the Amended Plan must be disclosed to and approved by our shareholders.

We are specifically requesting that our shareholders vote to approve: (1) the maximum amount of compensation that may be paid to a participant under the Plan in any fiscal year, (2) the individuals eligible to receive compensation under the Amended Plan, and (3) the performance criteria on which the performance goals are based for purposes of Section 162(m) of the Code. Each of these items is discussed below, and shareholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) shareholder approval requirements.

If this Proposal 4 is not approved, certain equity-based awards granted to our Covered Employees in future years may not be deductible to the extent they exceed $1,000,000, meaning that we may be limited in our ability to grant awards that are both deductible and that satisfy our compensation objectives.

Maximum Amounts of Compensation

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares that may be granted in any one year to a Covered Employee and a maximum amount of compensation payable as an award under the Amended Plan to a Covered Employee. No Covered Employee is eligible for a grant during a single plan year of an award under the Amended Plan with respect to, or measured by, more than 125,000 shares. The Compensation Committee’s grant of “performance awards” under the Amended Plan may, in its sole discretion, be made in common shares or in cash, or in a combination of common shares and cash, but the cash portion of such award granted during any one plan year to any person may not exceed $2,000,000. In the event that an award is an incentive stock option, the value of the common stock covered by such an award may not exceed $100,000 in any one year.

Eligibility

Our employees, consultants, the employees and consultants of our subsidiaries, and our non-employee directors are eligible to receive awards under the Amended Plan. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, we may apply the performance goals described below to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the performance award.

Performance Criteria and Performance Awards

The Compensation Committee may use any measures of performance described below it deems appropriate in establishing performance conditions and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts payable under any award based on such conditions. If an eligible person is a Covered Employee, and the Compensation Committee determines that the contemplated award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such award will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below (a “performance award”).

Performance goals set by the Compensation Committee may relate to one or more of the following objective performance criteria (“Performance Criteria”) that the Compensation Committee determines is appropriate: (1) net earnings (either before or after interest, taxes, depreciation and/or amortization), (2) sales, (3) revenue, (4) net income (either before or after taxes), (5) operating earnings, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) cash flow return on capital, (8) return on net assets, (9) return on shareholders’ equity, (10) return on assets, (11) return on capital, (12) shareholder returns, (13) return on sales, (14) gross or net profit margin, (15) expense margins, (16) cost reductions, (17) controls or savings, (18) operating efficiency, (19) working capital, (20) strategic initiatives, (21) economic value added, (22) earnings per share, (23) earnings per share from operations, (24) price per share of stock, and (25) market share. Performance goals may be based on attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as determined by the Compensation Committee. Performance Criteria will be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement, will be subject to adjustment for specified significant extraordinary items or events. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, unit or product line thereof. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, will be determined by the Compensation Committee, in its sole discretion, at the time of grant. For a detailed description of the remaining terms of the Amended Plan, please see Proposal 3.

Our Board recommends a vote “FOR” the re-approval of the material terms of the Amended Plan.

PROPOSAL 5: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hein & Associates LLP as our independent registered public accounting firm to conduct our audit for the fiscal year ending January 31, 2014.

The engagement of Hein & Associates LLP has been recommended by the Audit Committee and approved by our Board annually. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, and has recommended, and our Board has approved, their inclusion therein. See “Audit Committee Report” included elsewhere in this proxy statement.

Although shareholder ratification of the selection of Hein & Associates LLP is not required, the Audit Committee and our Board consider it desirable for our shareholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our shareholders and us.

One or more representatives of Hein & Associates LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Hein & Associates LLP are expected to be available to respond to appropriate questions.

Our Board recommends a vote “FOR” the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014.

FEES AND EXPENSES OF HEIN & ASSOCIATES LLP

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by Hein & Associates LLP, our independent registered public accounting firm, for the fiscal years ended January 31, 2013 and January 31, 2012:

	2013	2012
Audit fees(1)	$408,700	$433,500
Audit-related fees(2)	3,500	48,000
Tax fees	—	—
All other fees	—	—

Total Fees	$412,200	$481,500

(1)	Includes the audit of our annual consolidated financial statements and the review of our Quarterly Reports on Form 10-Q.

(2)	Consists of fees related to the review of our Registration Statement on Form S-3 and procedures related to our common stock offering in June 2011.

The Audit Committee also has approved a policy that requires committee pre-approval of the compensation and terms of service for audit services and any permitted non-audit services based on ranges of fees, and any changes in terms, conditions and fees resulting from changes in audit scope or other matters. Any proposed audit or non-audit services exceeding the pre-approved fee ranges require additional pre-approval by the Audit Committee or its chairman. All of the above fees were pre-approved pursuant to this policy.

AUDIT COMMITTEE REPORT

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Mitcham Industries, Inc.

The Board of Directors, in its business judgment, has determined that each of Messrs. Schwalbe, Lewis and Albers is an independent director, as that term is defined in Rule 5605 of the NASDAQ Marketplace Rules, and meets the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Schwalbe has the necessary accounting and financial expertise to serve as chairman. The Board of Directors has determined that Mr. Schwalbe is an “audit committee financial expert” following a determination that Mr. Schwalbe met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

—

reviewed and discussed the audited financial statements contained in Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 with management and the independent registered public accounting firm, Hein & Associates LLP;

—	discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, “Communications with Audit Committees;”

—

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm; and

—	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Respectfully submitted by the Audit Committee,

John F. Schwalbe (Chairman)

R. Dean Lewis

Robert J. Albers

2013 ANNUAL REPORT

A copy of our 2013 Annual Report to Shareholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, accompanies this proxy statement. Except for the financial statements included in the 2013 Annual Report that are specifically incorporated by reference herein, the 2013 Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our Form 10-K for the fiscal year ended January 31, 2013 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at www.mitchamindustries.com. Upon written request by a shareholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to the Securities and Exchange Commission’s rules and regulations, shareholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2014 Annual Meeting of Shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, shareholder proposals must be received by our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175 no later than Friday, February 7, 2014 to be eligible for inclusion in our proxy materials. [

In addition to the requirements of Rule 14a-8, and as more specifically provided for in Sections 13 and 14 of our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2014 Annual Meeting of Shareholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A shareholder making a nomination for election to our Board or a proposal of business for the 2014 Annual Meeting of Shareholders must deliver proper notice to our Corporate Secretary not less than 70 days nor more than 100 days prior to the meeting. For additional information about shareholder nominations and proposals, see “Corporate Governance — Director Nomination Process.”

Detailed information for submitting shareholder proposals and director nominations is available upon written request to our Corporate Secretary at our principal executive offices at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 25, 2013.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2013 are available at www.proxyvote.com

Appendix A

MITCHAM INDUSTRIES, INC.

AMENDED AND RESTATED STOCK AWARDS PLAN

SECTION 1.    Purpose of the Plan.

The Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (the “Plan”) is intended to promote the interests of Mitcham Industries, Inc., a Texas corporation (the “Company”), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan is hereby amended and restated in its entirety as of May 15, 2013 (the “Effective Date”), subject to the approval of the Company’s stockholders, to incorporate prior amendments to the Plan and to make certain other changes. All awards outstanding under the Prior Plan and the 2000 Stock Plan shall continue without interruption or change under this Plan.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“2000 Stock Plan” shall mean the Mitcham Industries, Inc. 2000 Stock Option Plan.

“Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, SAR, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Change of Control” shall mean, with respect to an Award that is subject to Section 409A of the Code, a “change of control event,” as defined in Section 409A of the Code and the regulations thereunder. With respect to an Award that is not subject to Section 409A, Change of Control shall mean the occurrence of any of the following events:

(i) the Company is not the surviving entity in any merger, consolidation or other reorganization with (or survives only as a subsidiary of) an entity other than a previously wholly-owned subsidiary of the Company,

(ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),

(iii) the Company is dissolved and liquidated,

(iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires the beneficial ownership, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, or

(v) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan was adopted, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.

“Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company, a Subsidiary or a parent corporation of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the closing sales price (or the closing bid if no sales were reported) for a Share on the national securities exchange or market system which constitutes the principal trading market for the Shares for the applicable date as reported in The Wall Street Journal or such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6.1 of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6.1 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Section 6.7 of the Plan. “Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6.3 of the Plan.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, operating unit or product line: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, expense margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share.

“Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6.4 of the Plan.

“Prior Plan” shall mean the Mitcham Industries, Inc Stock Awards Plan as in effect immediately prior to the Effective Date.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant, as the case may be.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6.2 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under Section 6.5 of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

“Stock Payment” means a payment in the form of Shares as part of or in lieu of any cash bonus, deferred compensation or other compensation arrangement, granted pursuant to Section 6.6 of the Plan.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.

SECTION 3.    Administration.

3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in Section 3.3), as applicable.

3.2. Committee Powers. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

3.3. Delegation to a Subcommittee. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.

SECTION 4.    Shares Available for Awards.

4.1. Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 2,449,864(the “Share Pool”). If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (Restricted Stock awards shall not be considered “delivered Shares” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall be restored to the Share Pool and again be Shares that may be issued with respect to Awards granted under the Plan; provided, that the restoration shall, as applicable, be on a one Share for one Share basis to the extent that such Award reduced the Share Pool on a one Share for one Share basis or be on a 1.60 Share for one Share basis to the extent that such Award reduced the Share Pool on a 1.60 Share for one Share basis. With respect to outstanding Awards granted prior to the Effective Date, Shares tendered to or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an Award shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. With respect to Awards granted on and after the Effective Date: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares tendered or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an, and (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for issuance under future Awards. In the discretion of the Committee, all 2,449,864 Shares (as adjusted, if applicable) may be issued under the Plan pursuant to ISOs.

4.2. Share Pool Adjustments for Awards.

4.2.1. The following Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool: (i) any Awards granted prior to the Effective Date and (ii) any Awards of Options and SARs granted on or after the Effective Date.

4.2.2. The following Awards and payouts shall reduce, on a 1.60 Share for one Share basis, the number of Shares authorized for issuance under the Share Pool: any Awards of Restricted Stock, Performance Awards, Phantom Shares, Stock Payments, and Other Stock-Based Awards granted on or after the Effective Date.

4.3. Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

4.4. Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.5. Individual Participant Limits. Subject to adjustment pursuant to the above Section 4.4, the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any fiscal year of the Company shall not exceed 125,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162 (m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any fiscal year of the Company shall not exceed $2,000,000 as valued on the date of the grant.

SECTION 5.    Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.

SECTION 6.    Awards.

6.1. Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

6.1.1. Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

6.1.2. Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.

6.1.3. Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

6.1.4. Dividend Equivalents. Neither dividends nor dividend equivalents may granted in connection with or be paid with respect to Options.

6.2. Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards.

6.2.1. Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement. If the Award Agreement does not provided for the treatment of dividends, such dividends shall be held by the Company without interest until such time as the Share becomes vested or forfeited, as the case may be, and then be similarly paid to the Participant or forfeited.

6.2.2. Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

6.2.3. Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

6.2.4. Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

6.3. Performance Awards. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals (based on the Performance Criteria or any other specified criteria) during such performance periods as the Committee shall establish with respect to the Award. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.

6.3.1. Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the

Performance Criteria or other criteria upon which the performance goals are to be based, the length of any performance period and the amount of any Performance Award.

6.3.2. Payment of Performance Awards. To the extent then earned, Performance Awards shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

6.3.3. Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Performance Awards shall be forfeited by the Participant and re-acquired by the Company. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.

6.3.4. Dividends. Notwithstanding anything contained herein to the contrary, dividends and dividend equivalents awarded in connection with a Performance Award may accrue in a cash bookkeeping account (with or without interest) during the applicable performance period, but neither dividends nor dividend equivalents may be paid to the Participant on such Performance Award until the applicable performance goals have been determined to be achieved by the Committee.

6.4. Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

6.4.1. Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

6.4.2. Dividend Equivalents. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

6.4.3. Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.

6.4.4. Payment of Phantom Shares. To the extent then vested, Phantom Shares shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the Restricted Period.

6.5. SARs. The Committee shall have the authority to determine Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. The term of each SAR shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any SAR exceed a period of 10 years from the date of its grant.

6.5.1. Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

6.5.2. Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

6.5.3. Method of Payment. The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.

6.5.4. Dividend Equivalents. Neither dividends nor dividend equivalents may be granted in connection with or paid with respect to SARs.

6.6. Stock Payments. Stock Payments may be made to such Participants in such number of Shares as determined to be appropriate by the Committee, and may be in lieu of, or in addition to, any cash compensation otherwise payable to such Participant.

6.7. Other Stock-Based Awards. The Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including performance objectives, if any, of any such Other Stock-Based Award.

6.8. General.

6.8.1. Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

6.8.2. Limits on Transfer of Awards.

6.8.2.1. Except as provided in Section 6.8.2.3 below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

6.8.2.2. Except as provided in Section 6.8.2.3 below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

6.8.2.3. To the extent specifically approved in writing by the Committee, an Award (other than an ISO) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve. In addition, an Award may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

6.8.3. Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

6.8.4. Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.8.5. Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

6.8.6. Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

6.9. Performance Based Compensation. The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards not later than 90 days after the beginning of the performance period (or such shorter period as may be required by Section 162(m) of the Code and the regulations promulgated thereunder, based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162 (m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

7.1. Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, except as provided in Section 4.4 of the Plan, (a) no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under the Plan, and (b) the exercise price of any outstanding Option or SAR that is greater than the then Fair Market Value of a Share may not be decreased. In all events, shareholder approval shall be obtained when required by the rules of the Nasdaq Stock Market or such other national exchange or market on which the Shares are primarily traded.

7.2. Amendments to Awards. Subject to Section 7.1 above and Section 3.2, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or change of control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

7.3. Repricing. Neither the Board nor the Committee may provide for the repricing or exchange of underwater Options or SARs for cash consideration, other Awards, or Options or SARs with an exercise price that is less than the original exercise price of such underwater Options or SARs, unless such repricing or exchange receives the approval of a majority of the holders of the Common Stock.

SECTION 8.    General Provisions.

8.1. No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

8.2. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide that the Participant may direct the Company to satisfy the Company’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

8.3. No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement. A Participant shall not be considered to have a termination of employment or service in the case of any approved leave of absence; provided, however, that for purposes of ISOs such leave is not for a period of more than three months, unless reemployment upon expiration of the leave is guaranteed by contract or statute. Transfers between the Company and Subsidiaries or between the status of Employee, Director or Consultant shall not be a termination of employment or service except with respect to Awards subject to Section 409A of the Code, to the extent provided otherwise by Section 409A and the regulations thereunder.

8.4. Corporate Transactions and Change of Control. In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

8.4.1. To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights at the time of such termination (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8.4 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

8.4.2. To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

8.4.3. To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

8.4.4. To provide that such Award shall be exercisable or payable or fully vested with respect to all or part of the Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

8.4.5. To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding any other provision of this Plan to the contrary, unless specifically provided otherwise in an Award Agreement, in the event of a Change of Control all outstanding Awards automatically shall become fully vested on such Change of Control (or such earlier time as may be established by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or other employment requirements, and all Performance Criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

In addition to, or in lieu of, any other provision of the Plan, the Committee may provide that all Awards not exercised upon or prior to a Change of Control shall (x) terminate on such Change of Control, (y) be assumed by the successor (or a parent thereof) in any merger or other corporate transaction, or (z) be surrendered in exchange for substantially economically equivalent substitute Awards (with the substantially same material terms as the surrendered Award, including 100% vesting) from the successor (or a parent thereof).

8.5. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

8.6. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.7. Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

8.8. No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

8.9. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

8.10. Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

SECTION 9.     Amendment and Restatement of the Plan; Prior Plans.

The Plan is an amendment and restatement of the Plan. Nothing in this Plan shall change or modify the terms or rights under any Award granted under the Prior Plan or the 2000 Plan.

SECTION 10.    Term of the Plan.

This amendment and restatement of the Plan shall not become effective until the date the Plan is approved by the stockholders of the Company. If it is not approved by the stockholders, the amendment and restatement shall be null and void for all purposes and the Plan shall continue in accordance with its terms immediately prior to the Effective Date. No Award shall be granted with respect to newly authorized shares under this Plan prior to its approval by the stockholders of the Company and no Awards shall be granted after the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan, the Prior Plan, the 2000 Plan or an applicable award agreement, any Award granted prior to such termination of the Plan, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

MITCHAM INDUSTRIES, INC. 8141 SH 75 SOUTH HUNTSVILLE, TX 77340

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If you would like to attend the Annual Meeting and vote in person, please review the requirements in the accompanying proxy statement. You can find directions to the Annual Meeting by visiting our website at http://www.mitchamindustries.com and clicking on the “Investor Relations” link.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M60957-P41449	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MITCHAM INDUSTRIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	ELECTION OF DIRECTORS Nominees:	☐	☐	☐
01) Billy F. Mitcham, Jr. 02) Peter H. Blum 03) Robert P. Capps 04) R. Dean Lewis 05) John F. Schwalbe 06) Robert J. Albers

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐	4.	RE-APPROVE THE MATERIAL TERMS OF THE PLAN AS AMENDED BY THE AMENDMENT PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:					The Board of Directors recommends you vote FOR the following proposal:
3.	ADOPT AN AMENDMENT AND RESTATEMENT (“THE AMENDMENT”) TO THE MITCHAM INDUSTRIES, INC. STOCK AWARDS PLAN, AS AMENDED (“THE PLAN”).	☐	☐	☐	5.	RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS MITCHAM INDUSTRIES, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2014.	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON JULY 25, 2013.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual

Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2013 are available at www.proxyvote.com

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M60958-P41449

MITCHAM INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JULY 25, 2013 AT 9:00 AM LOCAL TIME

The undersigned hereby constitutes and appoints Billy F. Mitcham, Jr. and Robert P. Capps, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the common stock of Mitcham Industries, Inc. held of record by the undersigned on May 28, 2013 as if personally present at the Annual Meeting of Shareholders to be held on Thursday, July 25, 2013, and any adjournment or postponement thereof, as designated on the reverse.

Each signatory to this proxy acknowledges receipt from Mitcham Industries, Inc., prior to execution of this proxy, of a notice of Annual Meeting of Shareholders and a proxy statement dated June 7, 2013.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, as noted on the reverse. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

(Continued and to be signed on reverse side)